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                                                                    Exhibit 99.5

                          CONSENT OF PERSON DESIGNATED
                      TO SERVE ON THE BOARD OF DIRECTORS OF
                         FIRSTFED AMERICA BANCORP, INC.

     The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the Joint Proxy Statement-Prospectus constituting part of FIRSTFED AMERICA BANCORP's Registration Statement on
Form S-4 as a person to become a director of FIRSTFED AMERICA BANCORP, INC.



                                             /s/ B. Benjamin Cavallo
                                             ------------------------------
                                             B. Benjamin Cavallo

Dated: November 16, 2001